UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 24, 2017

Commission file number: 000-55492

Lvyuan Green Building Material Technology Corp.

(Exact name of registrant as specified in its charter)

Nevada	33-1227348
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification number)
Room 01, 25/F, Kerry Center No. 2008 Renmin South Rd Luohu District
Shenzhen City Guangdong PR China	n/a
(Address of Principal Executive Offices)	(Zip Code)

86-755-2218-4466

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

Our Officers and Directors in a series of private transactions have sold collectively, 1,672,635 shares, par value $0.001 per share, of the Company’s common stock to certain Purchasers. Our Chief Executive Officer and Director, Wenbo Yu, sold 399,418 shares. Our Director, Carmen Xiao Yan Yu, sold 593,865 shares. Shareholder, Xiaoying Yu, sold 679,352 shares. Following consummation of the private transactions, the beneficial ownership of the Company’s restricted common stock changed. A list reflecting the change of ownership is filed as Exhibit 99.1 hereto.

Certain beneficial owners in the first transfer also participated in the second transfer. The amount of beneficial ownership held by each respectively, in the two transfers, are listed in order from the highest to the lowest number of shares owned after the second transfer as Exhibit 99.2.

ITEM 9.01 Financial Statement and Exhibits.

Exhibit No.	Exhibit
99.1	Beneficial Ownership table
99.2	Beneficial Ownership table after second transfer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Lvyuan Green Building Material Technology Corp.

By: /s/ Wenbo Yu

Name: Wenbo Yu

Title: Chief Executive Officer, and Chairman of the Board of Directors

Date: September 5, 2017

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